UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2008

PINNACLE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 784-7777

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

At a regular meeting of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Pinnacle Entertainment, Inc. (the “Company”) held on December 9, 2008, the Committee adopted an amended Form of Stock Option Agreement (the “Stock Option Agreement”) to govern grants of stock options pursuant to the Company’s 2005 Equity and Performance Incentive Plan (the “2005 Plan”). The amendments to the Stock Option Agreement provide that in the event of termination for death or disability, the options shall cease vesting and those options that vested prior to termination shall be canceled on the earlier of (i) the expiration of the term of the option, or (ii) 12 months after termination, except as otherwise provided in an employment agreement. In addition, in the event that the termination for cause, the options shall be canceled and terminated as of the date of termination and shall no longer be exercisable as to any shares, whether or not previously vested, except as otherwise provided in an employment agreement. Further, the amendments to the Stock Option Agreement make certain non-substantive language and conforming changes and other technical edits and updates were made to the Stock Option Agreement.

In addition, the Committee adopted a Form of Grant of Other Stock Units (the “Grant of Other Stock Units”) to govern grants of other stock units which are awarded to employees, directors and consultants pursuant to the Company’s 2005 Plan. Pursuant to the terms of the Grant of Other Stock Units, the Company shall transfer shares of the common stock of the Company (the “Shares”) to the grantee in respect of the other stock units awards and the grantee shall not be entitled to dividends under the 2005 Plan. In addition, until the transfer of Shares, the other stock units awards represent only an unsecured and unfunded promise to deliver the Shares in the future, and the rights of the grantee against the Company shall be only those of an unsecured creditor.

The foregoing descriptions of the amendments to the Stock Option Agreement and the Grant of Other Stock Units are qualified in their entirety by reference to the Stock Option Agreement and Grant of Other Stock Units attached hereto as Exhibits 10.1 and 10.2, respectively, which are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a regular meeting of the Board of the Company held on December 9, 2008, the Board adopted certain amendments to the Company’s Bylaws and restated the Company’s Bylaws in its entirety. The amendments to the Company’s Bylaws became effective immediately upon their adoption by the Board. The changes to the Bylaws include:

•	Article I (Stockholders), Section 2 (Annual Meetings): This section was amended to provide that Section 2 is the exclusive means for a stockholder to make nominations of persons for election to the Board and the proposal of business to be transacted at an annual meeting of stockholders (other than business included in the Company’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended). This section was also amended to provide revised procedures that a stockholder must follow in order to make proposals regarding nominations of directors and the proposal of business at an annual meeting of stockholders, including disclosure of information regarding derivative instruments held by the stockholder making the nomination or proposal.

•	Article I (Stockholders), Section 2 (Special Meetings): This section was amended to provide that only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board. This section was also amended to provide the procedures that a stockholder must follow in order to make proposals regarding nominations of directors at a special meeting of stockholders.

•	Article II (Board of Directors), Section 8 (Powers): This section was deleted in its entirety.

In addition, certain non-substantive language and conforming changes and other technical edits and updates were made to the Bylaws.

The foregoing description of the amendments to the Company’s Bylaws is qualified in its entirety by reference to the Company’s prior Bylaws attached hereto as Exhibit 3.1, and to the Bylaws reflecting the amendments adopted by the Company on December 9, 2008, attached hereto as Exhibit 3.2, both of which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 3.1	Restated Bylaws of Pinnacle Entertainment, Inc., as of April 13, 1998 (as Amended March 29, 1999, September 15, 2000, February 16, 2001, May 3, 2005 and December 11, 2007).
Exhibit 3.2	Restated Bylaws of Pinnacle Entertainment, Inc., as of April 13, 1998 (as Amended March 29, 1999, September 15, 2000, February 16, 2001, May 3, 2005, December 11, 2007 and December 9, 2008).
Exhibit 10.1	Form of Stock Option Grant Notice and Form of Stock Option Agreement for the Pinnacle Entertainment, Inc. 2005 Equity and Performance Incentive Plan, As Amended.
Exhibit 10.2	Form of Grant of Other Stock Unit Awards for the Pinnacle Entertainment, Inc. 2005 Equity and Performance Incentive Plan, As Amended.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: December 15, 2008

By: /s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 3.1	Restated Bylaws of Pinnacle Entertainment, Inc., as of April 13, 1998 (as Amended March 29, 1999, September 15, 2000, February 16, 2001, May 3, 2005 and December 11, 2007).
Exhibit 3.2	Restated Bylaws of Pinnacle Entertainment, Inc., as of April 13, 1998 (as Amended March 29, 1999, September 15, 2000, February 16, 2001, May 3, 2005, December 11, 2007 and December 9, 2008).
Exhibit 10.1	Form of Stock Option Grant Notice and Form of Stock Option Agreement for the Pinnacle Entertainment, Inc. 2005 Equity and Performance Incentive Plan, As Amended.
Exhibit 10.2	Form of Grant of Other Stock Unit Awards for the Pinnacle Entertainment, Inc. 2005 Equity and Performance Incentive Plan, As Amended.